[AmREIT Logo]

FOR IMMEDIATE RELEASE
                                                        FOR INFORMATION CONTACT:
                                               Chad C. Braun (cbraun@amreit.com)
                                                          AmREIT, (713) 850-1400

                      AmREIT REPORTS SECOND QUARTER RESULTS

HOUSTON, August 7, 2007 - AmREIT (AMEX:AMY), a Houston-based real estate development and operating company that has elected to be taxed as a real estate investment trust, today announced financial results for the second quarter ended June 30, 2007.

Second Quarter and Year-to-Date Highlights:
Corporate
      o Funds from Operations available to class A common shareholders (FFO) for the second quarter 2007 were $380,000, or $0.06 per share, which exceeded the top end of our second quarter guidance and compared with second quarter 2006 FFO of $516,000, or $0.08 per share;
      o Net loss available to Class A common shareholders for the second quarter 2007 was $1.6 million, or ($0.25) per share, compared with a net loss of $1.7 million, or ($0.26) per share, for the same period in 2006;
      o Operating revenues for the second quarter 2007 were $11.5 million compared with $13.3 million for the same period in 2006 due to the timing of acquisition fees and other transactional revenue. Revenues from the property portfolio and asset management fees increased by 4.6% to $8.6 million for the quarter as compared to $8.2 million for the same period in 2006;
      o FFO for the six months ended June 30, 2007 were $638,000, or $0.10 per share compared with FFO for the comparable six months in 2006 of $913,000, or $0.14 per share;
      o Net loss available to Class A common shareholders for the six months ended June 30, 2007 was $3.3 million, or ($0.52) per share, compared with a net loss of $3.5 million, or ($0.55) per share, for the same period in 2006;
      o Operating revenues for the six months ended June 30, 2007 were $22.7 million compared with $24.6 million for the same period in 2006. Revenues from the property portfolio and asset management fees increased by 10.8% to $16.4 million year to date as compared to $14.8 million for the same period in 2006;
      o Total distributions paid to all classes of common shareholders exceeded total FFO available to all classes of common shareholders by $388,000 for the second quarter 2007 compared with $246,000 for the same period in 2006, and $890,000 for the six months ended June 30, 2007 compared with $608,000 for the same period in 2006. On an annual basis, total FFO has historically exceeded total dividends paid, and for 2005 and 2006, FFO exceeded total dividends by $1.1 million and $1.6 million, respectively. Consistent with guidance and prior years, management expects the bulk of 2007 FFO to be earned in the second half of the year;
      o The Board of Trust Managers declared a quarterly dividend of $0.1242 per class A common share for the third quarter 2007, which will be paid in three monthly installments;
      o The Board of Trust Managers approved a $5 million class A common share repurchase program on June 22, 2007;
      o FFO estimates for the third quarter 2007 are $0.17 to $0.24 per class A share, and management reiterates its annual FFO guidance of $0.78 to $0.82 per class A share;

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AmREIT Reports Second Quarter Results
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August 7, 2007

Portfolio
      o Portfolio occupancy as of June 30, 2007 is 98.1%, an increase of 1.60% compared to December 31, 2006 occupancy of 96.5%;
      o New leases signed at average annual rentals of $33.33 per foot and renewal leases signed at 12.4% increases over the expiring rental rates; and
      o     Cap rates  continue  to  tighten  for high  quality  retail  assets, resulting in strengthened net asset valuations yet limited acquisition opportunities near term.
Asset Advisory
      o Equity under management increased from $121 million as of December 31, 2006 to $144 million as of June 30, 2007, compared to $85 million as of June 30, 2006; and
      o Total real estate assets owned by the merchant development funds in the Company's asset advisory business were $282 million at June 30, 2007, compared with $149 million a year ago.

Commenting on the financial results for the quarter, Chad C. Braun, AmREIT's Chief Financial Officer, noted, "The better-than-expected FFO growth in the second quarter was led by contributions from our two sources of recurring income
- the portfolio of Irreplaceable Corners and a growing base of assets under management. The portfolio experienced strong leasing activity as well as continued improvement in occupancy and property operating margins, while the advisory/sponsorship business benefited from additional capital raised over the last six months. Our guidance for the year remains unchanged as we anticipate a solid base of recurring income to match up with the usual ramp in transactional activity during the second half of the year."

H. Kerr Taylor, Chairman and Chief Executive Officer of AmREIT, added, "Within the investment climate in the shopping center industry, we still see a wealth of institutional activity creating competition for quality assets like those we own. This trend continues to cut two ways. First it increases the value of our Irreplaceable Corner portfolio. Second, it inhibits our ability to grow the portfolio and our transactional business through acquisitions at the pace we would prefer. We continue to make strides in gaining critical mass in our advisory/sponsorship business and anticipate increased revenues from this group beginning in 2008."

Portfolio of Irreplaceable Corners
As of June 30, 2007, AmREIT owned 50 properties, with approximately 91% of its rental income coming from properties located in major Texas metropolitan areas.

The portfolio generated $8.2 million in total revenue during the second quarter of 2007, up 2.5% compared with $8.0 million generated for the same period in 2006. The increase in revenue is a result of increased rents resulting from increases in leasing activity, increased renewal leasing rates and the Woodlands ground lease properties acquired during the first quarter. After expenses and allocation of dividends paid on the Company's non-traded shares, the segment reported a GAAP net loss of $1.1 million, or ($0.18) per class A common share and FFO totaling approximately $847,000, or $0.13 per Class A common share, for the quarter.

Real Estate Development and Operations
AmREIT's real estate development and operating business generated $1.4 million in revenue during the second quarter, a decrease compared with the $3.9 million generated in the second quarter of 2006. The decrease in revenue generated from the real estate group is a result of the timing of transactional activity. Consistent with prior years, we anticipate the bulk of this year's real estate transactional revenue to fall in the second half of the year.

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AmREIT Reports Second Quarter Results
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August 7, 2007

Expenses associated with this line of business for the second quarter were approximately $1.9 million (including direct construction costs of $868,000), resulting in a net loss of $488,000 or ($0.08) per class A common share. This business is transactional in nature, and the timing of these transactional revenue sources from quarter to quarter is difficult to predict, however, a majority of the expenses and personnel costs associated with this business are recurring throughout the year.

AmREIT's pipeline of development and re-development opportunities for third parties and for its asset advisory group includes approximately 500,000 square feet under various stages of development. Together, this represents over $125 million in active development and re-development projects. Of this pipeline, 125,000 square feet is scheduled for completion in 2007.

Asset Advisory Business
As of June 30, 2007, AmREIT had a combined $144 million in equity capital under management in its five actively managed income and growth funds. For the quarter, this group generated total revenues of $1.8 million, with $1.5 million related to securities commissions earned on sales of units in the merchant development funds.

For the quarter, expenses associated with this line of business were approximately $1.7 million, including $1.2 million in securities commission expense. After expenses and allocation of dividends paid on the Company's non-traded shares, the asset advisory group reported GAAP net income of $6,000 and FFO totaling approximately $25,000.

AmREIT updates earnings guidance on a quarterly basis and will update its annual guidance as well as give guidance for the upcoming quarter.

Conference Call AmREIT will hold its quarterly conference call to discuss second quarter 2007 results Wednesday, August 8, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Interested parties are encouraged to access the live webcast by visiting the investor relations page of AmREIT's website at www.amreit.com. The dial-in number for the call is 1-800-817-2743. A replay of the call will be available through August 15, 2007, by dialing 1-888-203-1112 (conference ID number 2430791).

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AmREIT Reports Second Quarter Results
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August 7, 2007

Supplemental Financial Information
Further details regarding AmREIT's results of operations, properties, and tenants can be accessed at the Company's web site at www.amreit.com.

About AmREIT
AmREIT (AMEX:AMY) is a growing real estate company that has delivered results to its investors for 22 years. Its mission is to build a real estate business with complementary operations that reduce AmREIT's overall sensitivity to changing market cycles - a company with strong earnings potential from multiple sources. This mission has led AmREIT into three distinct businesses. First, as a real estate development and operating company, it constructs, develops, acquires, disposes of, brokers, leases and manages properties for shareholders as well as for its asset advisory group and third parties. Second, AmREIT has an asset advisory group which raises private capital for and generates fees from merchant development partnership funds. Third, AmREIT owns a portfolio of "Irreplaceable Corners(TM)" - premier retail properties in high-traffic, highly populated areas
- which are held for long-term value and provide a steady stream of rental income. As of June 30, 2007, AmREIT has over 500,000 square feet of retail centers in various stages of re-development, development or in the pipeline for both our advisory group and for third parties. As of June 30, 2007, total assets were $333 million and the asset advisory group managed an additional $282 million in total assets.

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management's beliefs and assumptions made by management. Past performance is not indicative of future returns. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

For more  information,  call Chad Braun,  Chief Financial  Officer of AmREIT, at
(713) 850-1400. AmREIT is online at Tuwww.amreit.comUT.

                               (Tables to Follow)

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AmREIT Reports Second Quarter Results
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August 7, 2007
                         Operating Results - (Unaudited)
                 (in thousands, except share and per share data)


                                                                    Three Months Ended       Six Months Ended
                                                                         June 30,                June 30,
Revenues:                                                            2007        2006        2007        2006
                                                                   --------    --------    --------    --------
     Rental income from operating leases                           $  7,733    $  7,487    $ 14,815    $ 13,460
     Earned income from direct financing leases                         508         508       1,015       1,015
     Real estate fee income                                             160          --         854         751
     Real estate fee income - related  party                            349         910       1,062       1,677
     Construction revenues                                              695         319         792         940
     Construction revenues - related party                              219       2,623       1,095       3,796
     Securities commission income - related party                     1,484       1,227       2,477       2,618
     Asset management fee income - related party                        312         186         596         344
                                                                   --------    --------    --------    --------
                Total revenues                                       11,460      13,260      22,706      24,601

Expenses:
     General and administrative                                       1,911       2,254       4,120       4,136
     Property expense                                                 2,037       2,162       3,767       3,184
     Construction expense                                               868       2,609       1,729       4,284
     Legal and professional                                             479         288         774         597
     Real estate commissions                                             26          --         447         540
     Securities commissions                                           1,245       1,089       2,074       2,346
     Depreciation and amortization                                    1,958       2,391       3,898       4,573
                                                                   --------    --------    --------    --------
                Total expenses                                        8,524      10,793      16,809      19,660

Operating  income                                                     2,936       2,467       5,897       4,941

Other income (expense):
     Interest and other income - related party                          256         232         500         467
     Income from merchant development funds and other affiliates        (15)        208         (27)        306
     Federal income tax benefit for taxable REIT subsidiary             302         184         501         269
     Interest expense                                                (2,351)     (2,090)     (4,708)     (3,833)
     Minority interest in income of consolidated joint ventures         (27)        (27)        (63)        (58)
                                                                   --------    --------    --------    --------

Income before discontinued operations                                 1,101         974       2,100       2,092

Income from discontinued operations                                      --         272           4         241
Gain on sale of real estate acquired for resale                          --           7          --          12
                                                                   --------    --------    --------    --------

Net income                                                            1,101       1,253       2,104       2,345

Distributions paid to Class B, C and D shareholders                  (2,711)     (2,914)     (5,416)     (5,820)
                                                                   --------    --------    --------    --------

Net loss available to class A shareholders                         $ (1,610)   $ (1,661)   $ (3,312)   $ (3,475)


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                 (in thousands, except share and per share data)

                                                                      Three Months Ended              Six Months Ended
                                                                           June 30,                        June 30,
                                                                     2007            2006            2007            2006
                                                                 ------------    ------------    ------------    ------------
Reconciliation of Net Income before discontinued operations to
Funds From Operations ("FFO"):
    Income before discontinued operations                        $      1,101    $        974    $      2,100    $      2,092
    Income from discontinued operations                                    --             279               4             253
    Depreciation - from operations                                      1,961           2,425           3,900           4,589
    Depreciation - from discontinued operations                            10               6              14              16
    Adjustments for non-consolidated affiliates                            19              39              36              69
    Gain on sale of real estate held for investment                        --            (293)             --            (286)
    Class B, C and D distributions                                     (2,711)         (2,914)         (5,416)         (5,820)
                                                                 ------------    ------------    ------------    ------------
    FFO available to Class A shares                              $        380    $        516    $        638    $        913


Basic and Diluted Per Class A Share Data:
    Loss before discontinued operations                          $      (0.25)   $      (0.30)   $      (0.52)   $      (0.59)
    Income from discontinued operations                          $       0.00    $       0.04    $       0.00    $       0.04
                                                                 ------------    ------------    ------------    ------------
    Net loss                                                     $      (0.25)   $      (0.26)   $      (0.52)   $      (0.55)

    FFO                                                          $       0.06    $       0.08    $       0.10    $       0.14

    Distributions per Class A share                              $       0.12    $       0.12    $       0.24    $       0.24

    Distributions per Class B, C and D share                     $       0.52    $       0.52    $       1.04    $       1.04

Share Data:
Weighted average Class A common shares used to compute net
  income per share, basic and diluted                               6,411,026       6,347,818       6,365,896       6,339,390


                          Market Capitalization Table

Common Shares Outstanding (06/30/07)   Number of Shares     Price     Market Equity
------------------------------------   ----------------   ---------   -------------
Class A, net of treasury shares               6,424,565   $    8.75      56,214,944
Class B                                       1,038,871   $    8.75       9,090,121
Class C (priced at par value)                 4,150,471   $   10.00      41,504,710
Class D (priced at par value)                11,060,390   $   10.00     110,603,900
                                       ----------------               -------------
                 Total                       22,674,297                 217,413,675

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AmREIT Reports Second Quarter Results
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August 7, 2007

                            Balance Sheet Highlights
                                 (in thousands)

                                                            (Unaudited)
                                                              June 30,    December 31,
                                                                2007          2006
                                                              --------    ------------
Real estate investments before accumulated depreciation       $282,356        $274,534
Real estate held for investment, net                           269,232         263,906
Net investment in direct financing leases                       19,181          19,204
Real estate held for resale, net                                 1,763              --
Total assets                                                   332,992         328,430
Notes payable                                                  157,545         144,453
Total liabilities                                              167,120         158,243
Minority interest                                                1,162           1,137
Total shareholders' equity                                     164,710         169,050

                          Non-GAAP Financial Disclosure

This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. AmREIT's definitions and calculations of non-GAAP financial measures may differ from those used by other equity REITs, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its FFO in accordance with this definition. Management considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO as disclosed by other REITs may not be comparable to AmREIT's calculation.

Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:


                                                               Projected 2007
                                                                   Range
                                                                 ---------         Historical
                                                               High      Low       12/31/06
                                                              ------    ------    ----------
Net (loss)/income available to Class A shareholders           ($0.57)   ($0.61)     $ (0.62)
Depreciation and amortization                                   1.39      1.39         1.40
Adjustment for non-consolidated affiliates                         -         -         0.02
Less gain on sale of real estate                               (0.00)    (0.00)       (0.05)
                                                              ------    ------    ----------
     FFO available to Class A shareholders                    $ 0.82    $ 0.78        $0.75

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